Exhibit 10.28

FIRST AMENDMENT TO AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “AMENDMENT”) is dated as of May 14, 2009, and amends that certain Employment Agreement (the “AGREEMENT”), effective as of April 1, 2006, by and between ENHERENT CORP., a Delaware corporation (the “COMPANY”) and LORI STANLEY (the “EXECUTIVE”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement pursuant to Section 16 thereof as of the date hereof.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Amendment. Section 3(a) of the Agreement is hereby amended as follows:

(a) Effective May 16, 2009, the Executive shall receive an annualized base salary (“Annual Base Salary”) of $160,000 payable in accordance with the Company’s regular payroll practices for its senior executives, as in effect from time to time.

2. Affirmation of Agreement. Except as amended hereby, the Agreement shall remain in full force and effect. From and after the date hereof, each reference to the Agreement and the documents or instruments referred to or provided for in or delivered under the Agreement shall be deemed to refer to the Agreement as modified hereby.

3. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

4. Definitions. All capitalized terms used herein, except as specifically provided herein, have the same meanings as those in the Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization of its Board, the Company has caused this Amendment to be executed in its name on its behalf.

ENHERENT CORP.

By:	Pamela Fredette

Name:	/s/ Pamela Fredette

Title:	/s/ President & CEO

EXECUTIVE

/s/ Lori Stanley
Lori Stanley